Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE
Casey’s General Stores, Inc. One Convenience Blvd. Ankeny, IA 50021	Nasdaq Symbol CASY CONTACT Bill Walljasper (515) 965-6505

Chairman of the Board of Casey’s General Stores, Inc. Passes Away

Ronald M. Lamb, Chairman of the Board and former Chief Executive Officer, of Casey’s General Stores, Inc., passed away Friday, June 11, 2010 following a courageous battle with cancer. He was 74 years old.

Lamb was a highly regarded leader in the convenience store industry and was instrumental in the direction and success of Casey’s. In his nearly forty years with the Company he served in various positions, ranging from Store Manager to Chairman. His determination and insight enabled Casey’s to become one of the leading convenience store chains in the nation.

“Ron’s exceptional character and integrity influenced the lives of many people,” said Robert Myers President and Chief Executive Officer. “His tireless work ethic and strong leadership style are embedded into the culture of our Company.”